EXHIBIT 5.1

May [ ], 2021

Board of Directors

Yubo International Biotech Limited

Room 105, Building 5, 31 Xishiku Avenue

Xicheng District, Beijing, China

Re:	Yubo International Biotech Limited
Registration Statement on Form S-1 (as filed with the SEC on the date hereof)

Ladies and Gentlemen:

We act as counsel to Yubo International Biotech Limited, a New York corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of up to 5,000,000 shares of Class A Common Stock, par value 0.001 per share, of the Company (the “Shares”), and up to 12,251,100 shares of Class A Common Stock held by certain selling stockholders (the “Resale Shares”), in each case as further described in the Registration Statement. The Share and Resale Shares are referred to herein collectively as the “Securities”. We understand that the Shares are being offered in a self-directed public offering by the Company on a best efforts basis.

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the State of New York. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; (b) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto; and (c) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof, we are of the opinion that (i) the Securities have been duly authorized, (ii) when the Shares are issued and paid for in accordance with and in the manner described in prospectus set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and (iii) the Resale Shares are validly issued, fully paid and non-assessable.

We hereby consent in writing to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Greenberg Traurig, LLP
GREENBERG TRAURIG, LLP